UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015 (June 2, 2015)

FIRST DATA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 LIBERTY STREET, 29TH FLOOR NEW YORK, NEW YORK	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

2015 May Amendment to Credit Agreement

On June 2, 2015, First Data Corporation (the “Company”) entered into a 2015 May Amendment (the “Amendment”) to its Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, March 24, 2011, March 13, 2012 and August 16, 2012, as modified as of September 27, 2012 and February 13, 2013 and as further amended as of April 10, 2013, April 15, 2013, January 30, 2014 and July 18, 2014, respectively, among the Company, the several lenders from time to time parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Credit Agreement”).

Pursuant to the Amendment, the Company terminated and replaced its existing senior secured revolving facility maturing September 24, 2016 and repaid certain amounts outstanding thereunder with a new $1.25 billion senior secured revolving credit facility (the “2020 Revolving Credit Facility”).  The 2020 Revolving Credit Facility matures on June 2, 2020 (subject to earlier springing maturity to the extent certain indebtedness of the Company remains outstanding as of certain dates).  The interest rate applicable to the revolving loans under the 2020 Revolving Credit Facility is a rate equal to, at the Company’s option, either (a) LIBOR for deposits in the applicable currency plus 350 basis points or (b) solely with respect to revolving loans denominated in U.S. dollars, a base rate plus 250 basis points.  The commitment fee payable on the undrawn portion of the 2020 Revolving Credit Facility is 50 basis points, though the fee may be reduced based on the Company’s leverage ratio.

Pursuant to the Amendment, the Company also modified certain other provisions of the Credit Agreement.

The foregoing description of the Amendment is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item  9.01                 Financial Statements and Exhibits.

(d)                 The following is a list of the Exhibits filed or furnished with this report.

Exhibit Number	Description of Exhibit

4.1

2015 May Amendment, dated as of June 2, 2015, among the Company, certain of its subsidiaries, certain lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

Exhibit A — Marked Pages of the Conformed Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

Date: June 3, 2015